Exhibit 10.1

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FOURTH AMENDMENT TO LEASE

This Fourth Amendment to Lease (this “Fourth Amendment”) is made and entered into by and between PRII 355 ALHAMBRA CIRCLE, LLC, a Delaware limited liability company (“Landlord”), as successor-in-interest to 355 Alhambra Plaza, Ltd., a Florida limited partnership (“Original Landlord”) and to CPT 355 Alhambra Circle, LLC, a Delaware limited liability company (“Intermediate Landlord”), and CATALYST PHARMACEUTICALS, INC. (f/k/a Catalyst Pharmaceutical Partners, Inc.), a Delaware corporation (“Tenant”), effective as of the date this Fourth Amendment is executed by Landlord, as evidenced on the signature page attached hereto (the “Effective Date”).

W I T N E S S E T H

WHEREAS, Original Landlord and Tenant previously entered into that certain Lease dated March 26, 2007 (the “Original Lease”), as amended by (i) that certain Lease Addendum by and between Original Landlord and Tenant, dated June 5, 2007 (the “Addendum”), (ii) that certain First Amendment to Lease by and between Intermediate Landlord and Tenant, dated June 30, 2011 (the “First Amendment”), (iii) that certain Second Amendment to Lease by and between Intermediate Landlord and Tenant, dated February 4, 2014 (the “Second Amendment”), and (iii) that certain Third Amendment to Lease by and between Intermediate Landlord and Tenant, dated March 16, 2015 (the “Third Amendment;” the Original Lease, as so amended, being the “Lease”), for the lease by Tenant of certain premises consisting of approximately 5,247 rentable square feet, designated as Suite 1250 (the “Existing Premises”), in the building located at 355 Alhambra Circle, Coral Gables, Florida (the “Building”), all as more particularly described in the Lease;

WHEREAS, Landlord has succeeded to all of the rights, interests and obligations of Original Landlord and Intermediate Landlord under the Lease;

WHEREAS, the Term of the Lease is currently scheduled to expire on November 30, 2022, and the Relocation Date, as defined in the Third Amendment, occurred on August 19, 2015; and

WHEREAS, Landlord and Tenant desire to amend the Lease to, among other things, expand the Premises (as such term is used in the Lease), and to modify certain other terms and provisions of the Lease, all as more particularly provided below.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, and pursuant to the foregoing, and in consideration of the mutual covenants and agreements contained in the Lease and herein, the Lease is hereby modified and amended as set out below:

1.    Defined Terms. All capitalized terms used herein shall have the same meaning as defined in the Lease, unless otherwise defined in this Fourth Amendment.

2.    Expansion of Premises. Effective upon the earliest to occur of: (i) the date that the Expansion Improvements (as defined in Section 6 below) are substantially completed, or (ii) the date that the Expansion Improvements would have been substantially completed except for Tenant-caused delays, or (iii) the date that Tenant, or any person occupying any of the Expansion Premises with Tenant’s permission, commences business operations from the Expansion Premises (such earliest date being the “Expansion Date” and estimated to be August 1, 2018), the Premises shall be expanded to include that certain Suite 1500, which contains approximately 2,616 rentable square feet on the Fifteenth Floor of the Building, as further depicted on Exhibit A attached hereto (the

“Expansion Premises”), for a Term that is coterminous with the Lease Term (which is currently scheduled to expire on November 30, 2022) and which Expansion Premises shall be leased by Tenant upon and subject to all of the existing terms and provisions of the Lease, except as otherwise amended herein. As of the Expansion Date, all references in the Lease to the “Premises” shall refer to both the Existing Premises and the Expansion Premises and shall be stipulated to contain a total of 7,863 rentable square feet. Upon the Expansion Date, Landlord shall prepare and deliver to Tenant, an expansion commencement certificate which Tenant shall acknowledge by executing a copy and returning it to Landlord. If Tenant fails to sign and return the expansion commencement certificate or provide to Landlord detailed comments thereto reasonably questioning the date set forth by Landlord within ten (10) days of its receipt from Landlord, the expansion commencement certificate as sent by Landlord shall be deemed to have correctly set forth the Expansion Date and the other matters addressed in the expansion commencement certificate. Failure of Landlord to send the expansion commencement certificate shall have no effect on the Expansion Date.

3.    Base Rent. Tenant shall continue to pay Base Rent for the Existing Premises in accordance with the existing terms and provisions of the Lease applicable thereto. Commencing on the Expansion Date and continuing throughout the remainder of the Term, Tenant shall also pay Base Rent for the Expansion Premises. Accordingly, the Base Rent payable for only the Expansion Premises (2,616 rsf) shall be as follows:

Period	Annual Rate/RSF	Monthly Installments*
Expansion Date – August 31, 2018	$[***]	$[***]
September 1, 2018 – August 31, 2019	$[***]	$[***]
September 1, 2019 – August 31, 2020	$[***]	$[***]
September 1, 2020 – August 31, 2021	$[***]	$[***]
September 1, 2021 – August 31, 2022	$[***]	$[***]
September 1, 2022 – November 30, 2022	$[***]	$[***]

*	plus any sales, use or other applicable tax.
±

Notwithstanding the foregoing, the Base Rent attributable to the Expansion Premises shall be abated for the first sixty (60) days following the Expansion Date (such period, the “Abatement Period”; the abatement amount being estimated to be [***] per month the first month of such abatement and [***] for the second month of such abatement, for an estimated total abatement of [***], subject to adjustment if the Expansion Date does not occur on August 1, 2018; the actual amount to be abated after the Expansion Date is determined being referred to herein, collectively, as the “Abated Amount”); provided, however, that if at any time during the remaining Term of the Lease, Tenant fails to timely cure a monetary default under the Lease beyond any applicable notice and cure period, then, at Landlord’s option (exercised in Landlord’s sole and absolute discretion), the unamortized portion of the Abated Amount (amortized on a straight-line basis over the Term of the Lease following the Expansion Date) shall immediately become null and void and such unamortized portion of the Abated Amount shall become immediately due and payable to Landlord. The abatement of Base Rent attributable to the Expansion Premises provided during the Abatement Period shall not relieve Tenant from the performance of Tenant’s other obligations under the Lease, including, without limitation, the obligation to pay in full and on a timely basis all other charges, including Tenant’s Proportionate Share of Increased Operating Costs and all rent for the Existing Premises.

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4.    Additional Rent. Tenant shall continue to pay all items of Additional Rent, including, without limitation, Tenant’s Proportionate Share of Increased Operating Costs, in accordance with the existing terms and conditions of the Lease, including, without limitation, Section 7 of the Third Amendment. Commencing on the Expansion Date and continuing thereafter for the remainder of the Term, Tenant shall also pay Additional Rent with respect to the Expansion Premises, including, without limitation, Tenant’s Proportionate Share of Increased Operating Costs; provided, however, (i) Tenant’s Proportionate Share for the Expansion Premises shall be deemed to be 1.1666% (2,616 rsf / 224,241 rsf), and (ii) the “Base Year” solely with respect to the Expansion Premises shall be the calendar year 2019 (it being understood that Tenant’s obligations with respect to Tenant’s Proportionate Share of Increased Operating Costs attributable solely to the Expansion Premises shall not commence until January 1, 2020).

5.    Parking. In connection with the Expansion Premises, Tenant shall be entitled to an additional eight (8) unreserved parking spaces. Tenant shall pay for each such parking space in accordance with the terms set forth in Section 10 of the Third Amendment. Tenant shall, in addition, be permitted additional parking spaces, subject to availability (as determined by Landlord), on a month to month basis, and Tenant shall pay Landlord the prevailing monthly rates (plus applicable taxes) for such additional parking spaces.

6.    Condition of the Premises. Tenant is currently in possession of the Existing Premises, and, as of the Expansion Date, agrees to accept from Landlord through the expiration of the Term, the Expansion Premises in its existing “AS-IS,” “WHERE-IS,” and “WITH ALL FAULTS” condition and, subject to any of Landlord’s existing obligations to maintain and repair the Building that are currently set forth in the lease, Landlord shall have no obligation whatsoever to refurbish the Existing Premises or Expansion Premises at any time through the expiration of the Term; provided, however, Landlord shall, at Landlord’s sole cost and expense, (i) install new Building-standard carpet in the Expansion Premises, and (ii) repaint the Expansion Premises using Building-standard paint ((i) and (ii), collectively, the “Expansion Improvements”). Tenant acknowledges and agrees that any obligations of Landlord originally existing in the Lease to complete leasehold improvements or furnish allowance, if any, have been completed and satisfied in their entirety, including, without limitation, as set forth in Section 23 of the Lease Summary of the Original Lease, Exhibit D of the Original Lease, Section 2 of the Addendum, Exhibit B to the First Amendment, in Exhibit B to the Second Amendment, and Exhibit B to the Third Amendment.

7.    Insurance. Section 6.1(c) of the Original Lease is amended to require Tenant to maintain umbrella/excess liability coverage of at least $5 million. On all insurance to be required to be carried by Tenant under the Lease, Tenant shall name, as additional insureds, Landlord (PRII 355 Alhambra Circle, LLC), Landlord’s property manager, Landlord’s mortgagee, and the Landlord Entities (defined in Section 11 below), subject to the requirement that Landlord provide Tenant with written notice of the identity of such additional insureds to the extent that they are not named in this Fourth Amendment.

8.    Preferential Rights or Options. Notwithstanding anything contained in the Lease to the contrary, Landlord and Tenant stipulate and agree that, except for the Termination Option set forth in Section 12 of the Third Amendment and the renewal option in Section 14 of the Third Amendment, Tenant has no preferential rights or options under the Lease, as herein amended, such as any rights of renewal, expansion, reduction, refusal, offer, purchase, termination, relocation or any other such preferential rights or options, such rights originally set forth in the Lease being hereby null and void in their entirety and of no further force or effect. The Termination Payment (as defined in Section 12 of the Third Amendment) shall be increased to include both (i) the Leasing Costs related to the Third Amendment, as defined and calculated in Section 12 of the Third Amendment, and (ii) the “Fourth Amendment Leasing Costs,” which shall be defined as the “worth at the time of the termination” of (a) the brokerage commissions paid by Landlord in connection with this Fourth Amendment in accordance with Section 10 of this Fourth Amendment, and (b) the cost of the Expansion Improvements paid by Landlord. For purposes of this Section, the “worth at the time of the termination” is computed by amortizing the Fourth Amendment Leasing Costs over the period from the Expansion Date through November 30, 2022 at an interest rate of eight percent (8%) per annum to determine the portion allocated to the period after the Early Termination Date. Accordingly, the [***] limit set forth in Section 12 of the Third Amendment shall be increased to include the Fourth Amendment Leasing Costs, estimated to be [***] if the cost of the Expansion Improvements is [***] per rsf and the Expansion Date is September 1, 2018. Landlord shall provide Tenant with the amount and its calculation of the Termination Payment (including reasonable detail with respect to payments for the Expansion Improvements) within thirty (30) days following the date Tenant sends Landlord a written request therefor.

9.    Landlord’s Address. Landlord’s notice address for all notices to be delivered under the Lease, originally set forth in Section 3 of the Lease Summary of the Original Lease, is hereby amended to be as follows (or to such other address that Landlord may later designate in writing):.

PRII 355 Alhambra Circle, LLC

c/o PGIM Real Estate

7 Giralda Farms

Madison, NJ 07940

Attention: PRISA II Asset Manager

With a copy to:

PRII 355 Alhambra Circle, LLC

c/o PGIM Real Estate

7 Giralda Farms

Madison, NJ 07940

Attention: Legal

And

PRII 355 Alhambra Circle, LLC

c/o Cushman & Wakefield

355 Alhambra Circle, Suite 1520

Coral Gables, Florida 33134

Attention: Property Manager

10.    Broker. Tenant warrants that it has had no dealings with any broker or agent other than Cushman & Wakefield and Jones Lang LaSalle (collectively, the “Brokers”) in connection with the negotiation or execution of this Fourth Amendment, and Tenant agrees to indemnify Landlord and hold Landlord harmless from and against any and all costs, expenses or liability for commissions or other compensations or charges claimed by any broker or agent, other than Brokers, with respect to this Fourth Amendment.

[***]	Confidential Treatment Requested

11.    ERISA. Tenant represents, warrants and covenants to Landlord that, as of the Effective Date and throughout the Term of the Lease, Tenant is not, and is not entering into the Lease on behalf of, (i) an employee benefit plan, (ii) a trust holding assets of such a plan or (iii) an entity holding assets of such a plan. Notwithstanding any terms to the contrary in this Fourth Amendment, in no event may Tenant assign or transfer its interest under the Lease to a third party who is, or is entering into the Lease on behalf of, (i) an employee benefit plan, (ii) a trust holding assets of such a plan or (iii) an entity holding assets of such a plan if such transfer would could cause Landlord to incur any prohibited transaction excise tax penalties or other materially adverse consequences under the Employee Retirement Income Security Act of 1974, as amended, Section 4975 of the Internal Revenue Code of 1986, as amended or similar law. The representations, warranties, covenants and agreements set forth in this Section are intended to inure to the benefit of both Landlord and the Landlord Entities and the Landlord Entities shall be entitled to rely hereon and enforce the provisions of this Section. Tenant acknowledges and agrees that as a condition to the effectiveness of any assignment of, or sublease under, the Lease, and as a requirement and condition of the effectiveness of any consent to assignment or sublease by Landlord pursuant to the Lease, Tenant shall cause the assignee or sublessee to reaffirm, on behalf of such assignee or sublessee, the representations of this Section 11 and Section 12 below, and it shall be reasonable for Landlord to refuse to consent to an assignment of the Lease or sublease of the Premises in the absence of such reaffirmation. The “Landlord Entities” shall mean, collectively, The Prudential Insurance Company of America; PGIM, Inc.; PRISA II LHC, LLC; and any designated affiliates of the foregoing, and any other legal or d/b/a name under which foregoing entities do business from time-to-time.

12.    OFAC Compliance. Tenant certifies, represents, warrants and covenants to Landlord and the Landlord Entities that: (i) it is not, and shall not during the Term become, a person or entity with whom Landlord is restricted from doing business under the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001, H. R. 3162, Public Law 107-56 (commonly known as the “USA Patriot Act”) and Executive Order Number 13224 on Terrorism Financing, effective September 24, 2001 and regulations promulgated pursuant thereto (collectively, “Anti-Terrorism Laws”), including, without limitation, persons and entities named on the Office of Foreign Assets Control Specially Designated Nationals and Blocked Persons List (collectively, “Prohibited Persons”); (ii) to the best of its knowledge, it is not currently engaged in any transactions or dealings with, or otherwise associated with, any Prohibited Persons, nor otherwise engaged in any activity that would violate Anti-Terrorism Laws in connection with the use or occupancy of the Premises or the Building; (iii) it will not, during the Term, engage in any transactions or dealings with, or be otherwise associated with, any Prohibited Persons, nor will it engage in any other activity that would violate Anti-Terrorism Laws in connection with the use or occupancy of the Premises or the Building; (iv) if at any time after the date hereof it becomes a Prohibited Person, then it shall notify Landlord within five (5) business days after becoming aware of such designation; (v) if it breaches any representation or covenant set forth in this paragraph, or it hereafter becomes a Prohibited Person, then in any such event, same shall constitute an event of default hereunder, entitling Landlord to any and all remedies under the Lease or at law or in equity (including the right to terminate the Lease), without affording the defaulting party any notice or cure period; and (vi) it hereby agrees to defend (with counsel reasonably acceptable to Landlord), indemnify, and hold harmless Landlord and the Landlord Entities from and against any and all claims arising from or related to any such breach of the foregoing certifications, representations, warranties and covenants.

13.    Entire Agreement/Conflict. The transmission of this document by Landlord does not constitute an offer by Landlord and shall not be binding on Landlord until its execution by Landlord. The Lease, as amended by this Fourth Amendment, sets forth the entire agreement between the parties with respect to the matters set forth herein and any exhibits, schedules and appendixes attached to this Fourth Amendment are incorporated herein as if fully set forth in this Fourth Amendment and shall be deemed to be a part of this Fourth Amendment. There have been no additional oral or written representations or agreements. With the exception of those terms and conditions specifically modified and amended herein, the herein referenced Lease shall remain in full force and effect in accordance with all its terms and conditions; however, Tenant shall not be entitled, in connection with entering into this Fourth Amendment, to any free rent, allowance, alteration, improvement or similar economic incentive to which Tenant may have been entitled in connection with entering into the Lease, except as otherwise may be expressly provided in this Fourth Amendment. In the event of any conflict between the terms and provisions of this Fourth Amendment and the terms and provisions of the Lease, the terms and provisions of this Fourth Amendment shall supersede and control.

14.    Miscellaneous. This Fourth Amendment shall be construed and enforced in accordance with the laws of the state in which the Premises are located. Time is of the essence with respect to all of Tenant’s obligations and deadlines set forth in this Fourth Amendment. No provision of this Fourth Amendment may be amended or added to except by an agreement in writing signed by the parties hereto or their respective successors in interest. The illegality, invalidity or unenforceability of any provision of this Fourth Amendment shall in no way impair or invalidate any other provision of this Fourth Amendment, and such remaining provisions shall remain in full force and effect. If two or more parties shall sign this Fourth Amendment as Tenant, the liability of each such party shall be deemed to be joint and several, and if the Tenant consists of multiple parties, then any act of or notice from, or notice or refund to, or the signature of any one or more of them, with respect to the tenancy of the Lease, shall be binding upon each and all of them as Tenant with the same force as if each and all of them had so acted, so given or received such notice or refund, or so signed.

15.    Joint Product/Headings. This Fourth Amendment is the result of arms-length negotiations between Landlord and Tenant, both of whom were represented by their respective attorneys. Accordingly, neither party shall be deemed to be the author of this Fourth Amendment and this Fourth Amendment shall not be construed against either party. The section and paragraph headings of this Fourth Amendment are for convenience only and in no way limit or enlarge the scope or meaning of the language hereof.

16.    Counterparts. This Fourth Amendment may be executed in any number of counterparts, each of which shall be deemed an original, and all of such counterparts shall constitute one agreement. To facilitate execution of this Fourth Amendment, the parties may execute such counterparts and exchange copies of such executed counterparts via telefax or e-mail, and such telefaxed or e-mailed copies shall serve as originals.

17.    Authority. Each signatory of this Fourth Amendment for Tenant hereby represents that he or she has the authority to execute and deliver the same on behalf of Tenant.

[Signature Page Follows]

1.    IN WITNESS WHEREOF, the parties hereto have executed this Fourth Amendment to be effective as of the Effective Date.

Witnesses:		LANDLORD

/s/ Ryan Smith		PRII 355 ALHAMBRA CIRCLE, LLC, a Delaware limited liability company
Print Name	Ryan Smith

/s/ Chris Bell		By:	PRISA II LHC, LLC, a Delaware limited liability company, its sole member
Print Name	Chris Bell
			By:	/s/ Amy Ziegler
			Name:	Amy Ziegler
			Title:	Vice President
			Date:	8/13/18

TENANT

Witnesses:		CATALYST PHARMACEUTICALS, INC. (f/k/a Catalyst Pharmaceutical Partners, Inc.), a Delaware corporation
/s/ Isabel Nunez
Print Name	Isabel Nunez

/s/ Ismaris Bouchard			By:	/s/ Patrick J. McEnany
Print Name	Ismaris Bouchard		Name:	Patrick J. McEnany
			Title:	CEO
			Date:	8/8/18

[End of Signatures]

EXHIBIT A

EXPANSION PREMISES

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[***]	Confidential Treatment Requested

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